SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                            FORM 8-K



                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported):
                          May 27, 1997



                   CONTINENTAL AIRLINES, INC.
     (Exact name of registrant as specified in its charter)



   Delaware                0-09781                 74-2099724
(State or other          (Commission             (IRS Employer
jurisdiction of          File Number)          Identification No.)
incorporation)



2929 Allen Parkway, Suite 2010, Houston, Texas            77019
  (Address of principal executive offices)             (Zip Code)


                         (713) 834-2950
      (Registrant's telephone number, including area code)

Item 5.  Other Events.

On May 27, 1997, Continental Airlines, Inc. issued a press release, which is filed herewith as Exhibit 99.1, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

         (c)  Exhibits

              99.1  Press Release

                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, Continental Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONTINENTAL AIRLINES, INC.



                                   By /s/ Jeffery A. Smisek
                                      Jeffery A. Smisek
                                      Executive Vice President


May 27, 1997

                          EXHIBIT INDEX


99.1  Press release, dated May 27, 1997.

                                                     Exhibit 99.1


CONTINENTAL AIRLINES TO PURCHASE CLASS B WARRANTS FROM AIR PARTNERS

     HOUSTON, May 27, 1997 -- Continental Airlines, Inc. (NYSE:
CAI.B and CAI.A) announced today that it has agreed to purchase from Air Partners, L.P. warrants to purchase 3,842,542 shares of Class B common stock of the airline for $94.2 million in cash. The purchase price represents the intrinsic value of the warrants (the difference between the closing market price of the Class B common stock today and the applicable exercise price). The transaction is expected to close next week. The warrants sold by Air Partners consist of 2,314,687 Class B warrants exercisable for $7.50 per share, and 1,527,855 Class B warrants exercisable for $15.00 per share.